UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 23, 2007

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On October 23, 2007, our Board of Directors authorized a reduction in the Company’s operations.  As a result, the Company has eliminated 14 positions (28% of its work force), including executive and non-executive positions in all areas of operations.  In conjunction with this reduction in operations, the Company incurred one time severance costs of $470,000, $170,000 of which will be paid in the fourth quarter.  Approximately $300,000 of the total severance costs will be paid to its terminated President in the second quarter of 2008 per the terms of his employment agreement. The Company took such action to preserve cash and to focus all of its resources on advancing the Company’s leading drug candidate in on-going and future clinical trials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2007
TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ KAI P. LARSON
Kai P. Larson
Vice President, General Counsel